                                                                     EXHIBIT 1.1

                           MEADOWS PRESERVATION, INC.

                            MAXIMUM OF 2,347 SHARES

                                DEALER AGREEMENT

                               JANUARY ____, 1999

Coastal Financial Security, Incorporated
100 W. Kennedy Boulevard
Suite 880
Tampa, FL 33602

Dear Sir/Madam:

          Meadows Preservation, Inc. ("the Company") is a Florida corporation with its principal executive offices located at 2555 PGA Boulevard, Palm Beach Gardens, FL 33410. It is the owner of The Meadows Mobile Home Park, 2555 PGA Boulevard, Palm Beach Gardens (the "Park") and the homeowners' association for the Park for purposes of the Florida Mobile Home Act. The Company seeks to engage you in assisting it in selling certain common stock of the Company. The authorized stock of the Company includes 10,000 shares of common stock, having a par value of $0.01 per share (the "Common Stock"), and 400 shares of preferred stock. Seven (7) shares of Common Stock and 235 shares of preferred stock are issued and outstanding.

          The Company proposes to offer for sale on a "best efforts" basis up to 2,347 shares of Common Stock (collectively the "Shares," each a "Share") (the "Offering"). There is no minimum number of Shares to be sold in the Offering. The Shares are being offered at a subscription price of $1,000.00 per Share ("Share Price") only to the owners of manufactured or mobile homes who lease lots in the Meadows Mobile Home Park, 2555 PGA Boulevard, Palm Beach Gardens, Florida ("Meadows Homeowners"). The Offering is further described in a Prospectus dated ____________, 1999, which Prospectus is part of a Registration Statement on Form SB-1 (File Number 333-65057) filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), on September 30, 1998 and amended on January __, 1999 (the "Registration Statement").

          All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Statement.

  SECTION 1. Appointment of Coastal Financial Security, Incorporated as Agent:
             -----------------------------------------------------------------
Compensation to the Agent.
-------------------------

          (a) Subject to the terms and conditions herein set forth, the Company hereby appoints Coastal Financial Security, Incorporated (the "Agent" or "you"), as its sole dealer to solicit subscriptions for Shares on behalf of the Company. On the basis of the representations, warranties, covenants and agreements set forth herein, the Agent accepts such appointment and agrees to consult with and advise the Company as to the matters described in this Section 1 and to solicit subscriptions for Shares from Meadows Homeowners in Florida in accordance with this Agreement and in accordance with the terms of the Offering set forth in the Prospectus; provided, however, that the Agent shall not be obligated to sell any Shares or to take any action not in accordance with all applicable laws, regulations, decisions or orders. It is presently contemplated that you, as Agent, will comply with all requirements of the National Association of Securities Dealers, Inc. ("NASD") as they relate to your appointment as Agent in this Agreement. The Agent shall not offer any Shares to, or solicit subscriptions from, anyone other than the Meadows Homeowners.

          (b) The Agent will consult with and advise the Company with respect to the timing and sales strategy for the Offering.

          (c) The Agent will assist the Company in transacting with prospective subscribers as dictated by the Florida Securities and Investor Protection Act and its regulations (collectively the "Florida Securities Act"), including furnishing each prospective subscriber with the Prospectus prior to sale and providing such person a written confirmation of the description of the securities to be purchased before or at the time of the completion of the sale of the security, pursuant to the 1933 Act and the Florida Securities Act.

          (d) The Company acknowledges that it has retained the Agent in connection with the Offering and that, in such capacity, only personnel employed by the Agent and such other personnel as are assigned for the specific purposes contemplated by this Agreement to be performed by the Agent will be involved in providing the services described herein.

          (e) The Agent will transmit executed Subscription Agreements substantially in the form attached hereto as Exhibit "A" and investors' funds (made payable to "Meadows Preservation, Inc.") received by it thereunder to the Company by mail on or before twelve noon, E.D.T., of the business day next following receipt of such funds and Subscription Agreements by the Agent. If the Offering is made, the Company will cause to be paid to the Agent the greater of
(i) a one percent (1%) commission on the proceeds of all the shares of Common Stock sold under the terms of this Agreement or (ii) $8,800.00. If the Offering is not made, for any reason, no fees shall be payable to the Agent. The fees specified in this subsection shall be payable in immediately available funds on or about the Closing Date for the Offering, as described in Section 3.

          (f) The appointment of the Agent hereunder shall terminate upon the earliest of (i) the sale of all 2,347 Shares offered in the Offering, (ii) the date on which the Company delivers to the Agent a notice certifying that the Company has elected to cancel and withdraw the Offering (the "Withdrawal Date"), (iii) the Termination Date, as defined in Section 10 hereof, (iv) termination by the Agent in accordance with
Section 10, or (v) the Closing Date.

  SECTION 2.   Offering.  The Shares are to be offered in the Offering at the
               --------
Share Price and are subject to the terms stated in the Registration Statement and Prospectus, including, but not limited to, the sections entitled "Description of Securities" and "Plan of Distribution of MPI Common Shares" therein.

  SECTION 3.   Closing: Release of Funds and Delivery of Certification.
               -------------------------------------------------------

          (a) If all conditions precedent to the consummation of the Offering are satisfied, including the Company's receipt of investors' funds and executed Subscription Agreements as described in Section 1, the Company will (i) issue certificates for the shares of Common Stock with respect to the Shares sold in the Offering and (ii) release for delivery or deliver such certificates. Certificates for Shares shall be delivered directly to the subscribers in accordance with their respective Subscription Agreements.

          (b) The hour and date upon which the Company shall (i) release for delivery the certificates for Shares sold and (ii) receive the investors' funds due to the Company from the Agent is referred to herein as the "Closing Date." In the event that the Closing Date shall not occur for any reason and a subscriber has deposited funds with the Agent, such funds shall be promptly returned to the subscriber. Funds received by the Agent for which the Company does not accept a Subscription Agreement shall also be promptly returned to the subscriber.

  SECTION 4.   Representations and Warranties of the Company.  The Company
               ---------------------------------------------
represents and warrants to the Agent and agrees as follows:

          (a) The Registration Statement does not, and at the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to statements and/or omissions from the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Agent expressly for use in the Prospectus.

          (b) The accountants who certify the financial statements and supporting schedules included or incorporated by reference in the Registration Statement are independent certified public accountants with respect to the Company within the meaning of Regulation S-X under the 1933 Act.

          (c) The financial statements of the Company, audited and unaudited, included in the Prospectus present fairly the financial position of the Company at the dates indicated and the results of its operations for the periods specified, and such financial statements were prepared in conformity with generally accepted accounting principles applied on a consistent basis for the periods presented.

          (d) There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or filed as exhibits thereto which have not been so described and filed as required.

          (e) Since the filing of the Registration Statement and Prospectus, there has been no substantial adverse change in the condition, financial or otherwise, of the Company and no distribution of any kind has been made upon any outstanding stock of the Company.

          (f) Except as set forth in the Registration Statement and Prospectus, there are no suits pending or to the knowledge of the Company threatened against the Company which affect any substantial portion of its property or substantially affect its business.

          (g) As of the date of the Registration Statement and Prospectus, the Company is a corporation in active status under the laws of the State of Florida with full power and authority to conduct its business as described in the Registration Statement and Prospectus.

          (h) The securities described in this Agreement are registered according to the Florida Securities Act. As of the date of the Prospectus, there were seven (7) shares of Common Stock issued and outstanding.

          (i) The Shares in this Offering have been duly and validly authorized for issuance and, when issued and delivered by the Company against payment of the consideration therefor, the Shares will be legally issued, fully paid and nonassessable. The terms and provisions of the Shares conform and will conform in all material respects to the description thereof contained in the Prospectus.

          (j) The consummation of the transactions described in the Prospectus, the execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not conflict with or constitute a violation of the articles of incorporation or bylaws of the Company.

          (k) The Company has not granted or authorized nor made prior arrangements to grant or authorize any options, warrants or rights to purchase the Company's capital stock other than as described in the Registration Statement and Prospectus.

          (l) This Agreement has been duly executed and delivered by the Company and is the legal, valid and binding agreement of the Company enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights, and to general principles of equity.

  SECTION 5.   Representations and Warranties of the Agent.  The Agent
               -------------------------------------------
represents and warrants to the Company and agrees as follows:

          (a) The Agent is registered as a broker-dealer in accordance with the Securities and Exchange Act of 1934, as amended, and the Florida Securities Act and is a member of the NASD. It is subject to insurance coverage by the Securities Investor Protection

Corporation and will maintain the registrations, qualifications and memberships that are referred to in this subsection throughout the term of the Offering.

          (b) To the knowledge of the Agent, no action or proceeding is pending against the Agent concerning the Agent's activities as a broker or dealer that would materially adversely affect the Company's offering of the Shares.

          (c) The Agent will assist in the offering of the Shares only in the State of Florida and in accordance with the Florida Securities Act.

          (d) The Agent, in connection with the offer and sale of the Shares and in the performance of its duties and obligations under this Agreement, agrees to comply with all applicable federal laws, the laws of the State of Florida and the rules and regulations of the NASD, and will not, in connection with its efforts hereunder to sell the Shares, make any representation or give any information other than as contained in the Prospectus or in any marketing materials prepared by the Company with or without the assistance of the Agent.

          (e) The Agent is a corporation in active status and authorized to transact business under the laws of the State of Florida.

          (f) The undersigned individual acting on behalf of the Agent has all requisite power and authority to enter into this Agreement on behalf of the Agent. This Agreement has been duly authorized, executed and delivered by the Agent and is a valid agreement on the part of the Agent, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights, and to general principles of equity.

          (g) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in any breach of any of the terms or conditions of, or constitute a default under, the articles of incorporation or bylaws of the Agent or any indenture, agreement or other instrument to which the Agent is a party or violate any order directed to the Agent of any court or any federal or state regulatory body or administrative agency having jurisdiction over the Agent or its affiliates.

          (h) The Agent knows of no person who rendered any services in connection with the introduction of the Company to the Agent who will be entitled to receive from the Agent or from the Company any finder's fees or similar payments.

  SECTION 6.   Covenants of the Company.  The Company hereby covenants with you
               ------------------------
as follows:

          (a) The Company will notify you promptly after it shall receive notice thereof, of the time when the Registration Statement or any subsequent amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed;

          (b) The Company shall file with the Florida Department of Banking and Finance the appropriate registration materials in order to comply with the laws of the State of Florida applicable to the sale of the Shares (the "Blue Sky Materials"). The Company will notify you of (i) the receipt of any comments from the SEC or any Florida regulatory authority with respect to the Offering, (ii) the issuance by the SEC or any other Florida regulatory authority of any order or other action suspending the Offering or the use of the Prospectus or any other filing of the Company under applicable Florida law or the threat of any such action, and (iii) the issuance by the SEC or any Florida regulatory authority of any stop order suspending the use of the Prospectus or of the initiation or threat of initiation of any proceedings for that purpose.

          (c) Other than the Prospectus or as permitted by applicable law, the Company itself will not distribute any prospectus, offering circular or other offering material in connection with the offer and sale of the Shares.

          (d) The Company shall not be deemed to have accepted any subscription offer accompanied by a check or comparable instrument until final payment has been made on such check or instrument and the Company accepts the subscription by executing the Subscription Agreement. While the Company shall have the right to reject individual subscriptions in the Offering in its discretion, the Company shall also reject individual subscriptions at the request of the Agent based upon valid legal or regulatory criteria.

          (e) The Company will give you notice of its intention to amend or file any amendment or supplement to the Prospectus which differs from the Prospectus most recently filed with the SEC.

          (f) The Company has or will deliver to you at least one (1) conformed copy of the Registration Statement and the Blue Sky Materials, as amended.

          (g) The Company will furnish to you, from time to time, such number of copies of the Prospectus (as amended or supplemented) as you may reasonably request for the purposes contemplated by the applicable rules and regulations of the NASD.

          (h) As of the effective date of the Registration Statement and continuing through the Closing Date, the Company will comply, at its own expense, with all requirements imposed upon it by the SEC and the Florida Department of Banking and Finance, so far as necessary to permit the continuance of sales of shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus, provided, however, that the Company may, in its sole discretion, withdraw from selling Shares after prior written notice to and consultation with the Agent.

          (i) If any event relating to or affecting the Company shall occur, as a result of which it is necessary, in the reasonable opinion of counsel for the Company to amend or supplement the Prospectus in order to make the Prospectus not misleading in light of the circumstances existing at the time it is delivered to a prospective subscriber, the Company will forthwith prepare and furnish to you a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Prospectus which will amend or supplement the Prospectus so that, as amended or supplemented, it will not contain any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a prospective subscriber or a subscriber, not misleading.

          (j) The Company will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption, "Use of Proceeds."

  SECTION 7.   Payment of Expenses.   The Meadows Resort Partnership, of which
               -------------------
the Company is a general partner, will pay all reasonable expenses in connection with the Offering and otherwise incident to the performance of the obligations of the Company under this Agreement, including the following: (i) the preparation, issuance and delivery of certificates for the Shares to the subscribers in the Offering, (ii) the fees and disbursements of the Company's legal counsel and accountants, (iii) the filing fees, if any, incurred in connection with the qualification of the Shares under the Blue Sky laws, (iv) the printing and delivery to you, in such quantities as you shall reasonably request, of copies of the Prospectus and all other documents in connection with the Offering and this Agreement, (v) the cost of printing all stock certificates and all other documents related to the Offering, and (vi) your commission as described in Section 1 of this Agreement.

  SECTION 8.   Conditions to Closing.  Unless otherwise agreed upon by you and
               ---------------------
the Company, the consummation of the Offering is subject to the conditions that
(i) all representations and warranties and other statements of the Company and you herein are, as applicable, at and as of the commencement of the Offering or as of the Closing Date, true and correct in all material respects, (ii) the Company and you shall have performed in all material respects all obligations hereunder to be performed on or before such dates, (iii) no stop order suspending the use of the Prospectus shall have been issued under any applicable law or proceedings thereof initiated or threatened by any regulatory authority, and (iv) no order or other action suspending the consummation of the transactions described in the Prospectus shall have been issued or proceeding therefor initiated or threatened by the SEC or any other regulatory authority.

  SECTION 9.   Indemnification.
               ---------------

          (a) The Company agrees to indemnify and hold harmless you, your officers, directors, agents and each person, if any, who controls you within the meaning of Section 15 of the 1933 Act, as amended, against all claims or liabilities, joint or several, to which you or any of them may become subject under all applicable federal and state securities laws, and to reimburse you and such persons for any expenses (including reasonable fees and disbursements of counsel) incurred by you or any of them in connection with investigating, preparing or defending any actions, to the extent such claims, liabilities or actions are based upon: (i) any untrue statement or omission of material fact contained in the Registration Statement, (ii) any Blue Sky application or other instrument executed or supplied by the Company filed in any state or province to qualify or register any or all of the Shares under the securities laws thereof, or (iii) the Prospectus (or any amendment or supplement thereto) distributed to Meadows Homeowners in connection with the Offering. The Company is not liable to the Agent, however, for any claim or liability arising out of any untrue statement or material omission from the Prospectus (or any amendment or supplement thereto) made in reliance upon information furnished to the Company by the Agent or not corrected by the Agent upon its review of such information contained in the Registration Statement and/or the Prospectus.

          (b) You agree to indemnify and hold harmless the Company, its directors, officers, agents, and each person, if any, who controls the Company within the meaning of section 15 of the 1933 Act against all claims or liabilities, joint or several, to which they, or any of them, may become subject under all applicable federal and state laws, and to reimburse the Company and such persons for any expenses (including reasonable fees and disbursements of counsel) incurred by them, in connection with investigating, preparing or defending any actions, to the extent such claims, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use in the Prospectus.

          (c) Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party unless the failure to notify prejudiced or adversely affected the indemnifying party in some material respect.

          (d) If any such claim or action shall be brought against an indemnified party for which the indemnified party is seeking indemnification, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly-notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. However, any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and, in the reasonable judgment of such counsel, it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party.

          (e) Each indemnified party, as a condition of the indemnity agreements contained in Sections 9(a) and 9(b) shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but, if the action is settled with its written consent, or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (f) The agreements contained in this Section 9 and the representations and warranties of set forth in this Agreement shall remain operative and in full force and effect as specified in Section 11 of this Agreement regardless of (i) any investigation made by or on behalf of you or your officers, directors or controlling persons, or by or on behalf of the Company or any officers, directors or controlling persons of the Company; (ii) delivery of and payment for the Shares; or (iii) any termination of this Agreement.

  SECTION 10.  Termination.
               -----------

          (a) The Agent, at its election, may terminate this Agreement, and neither party to this Agreement shall thereafter have any obligation to the other hereunder if, at any time prior to the Closing Date, the Agent in its reasonable discretion determines that a material adverse change has occurred in the financial condition or operations of the Company since the date of this Agreement. This Agreement may be terminated by the Agent, with respect to the Agent's obligations hereunder, only by notifying the Company in writing of the same.

          (b) In the event the Company or the Agent fails to meet the conditions specified in Section 8 hereof within the period specified in, and in accordance with the Prospectus, at the election of either party hereto this Agreement shall terminate and neither party to this Agreement shall thereafter have any obligation to the other hereunder provided that the party seeking to terminate the Agreement must provide notice in writing of the same to the other party.

          (c) The term "Termination Date" as used in this Agreement shall mean ___________, ____ unless the Offering is extended by the Company to a date no later than ____________, ____ by written notice delivered to the Agent by the Company.

  SECTION 11.  Survival.  The respective agreements, representations, warranties
               --------
and other statements of or respecting the Company and you, as set forth in this Agreement, shall remain in full force and effect until the earliest of the sale of the Maximum Number of Shares, the Termination Date, the events described in
Section 10, or the Withdrawal Date.

  SECTION 12.  Counterparts.  This Agreement may be executed simultaneously in
               ------------
one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

  SECTION 13.  Severability.  If one or more provisions of this Agreement shall
               ------------
be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

  SECTION 14.  Miscellaneous.
               -------------

          (a) Notices hereunder, except as otherwise provided herein, shall be given in writing or by telefacsimile, addressed (i) to the Agent, at the Agent's mailing address, P.O. Box 172597, Tampa, Florida 33672, telefacsimile number
(813) 318-9400 and (ii) to the Company, at the Company's principal office (Attention: Richard McCann, President), telefacsimile number (561) 626-8035, with a copy to Marc Dunbar of Pennington, Moore, Wilkinson, Bell & Dunbar, P.A., 215 S. Monroe Street, 2nd Floor, Tallahassee, Florida 32301, telefacsimile number (850) 222-2126.

          (b) This Agreement is made solely for the benefit of and will be binding upon the parties hereto and their respective successors, and no other person will have any right or obligation hereunder. The term "successor" shall not include any purchaser, as such, of any of the Shares.

          (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

     If the foregoing correctly sets forth the arrangement between the Company and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement.


                                    Very truly yours,

                                    MEADOWS PRESERVATION, INC.

                                    By:______________________________
                                         Richard McCann,
                                         President

Accepted as of the date
first above written

COASTAL FINANCIAL SECURITY, INCORPORATED

By:______________________________
     Frederick Kraus, Jr.